Exhibit 21

FAIRPOINT COMMUNICATIONS, INC.
(formerly known as MJD Communications, Inc.)
SUBSIDIARIES

Name                             Jurisdiction of Incorporation
ST Enterprises, Ltd.                                Kansas
FairPoint Vermont, Inc.                             Delaware
ST Long Distance, Inc.                            Delaware
Sunflower Telephone Company, Inc.                    Kansas
Northland Telephone Company of Maine, Inc.                Maine
MJD Ventures, Inc.                                Delaware
GTC Communications, Inc. (f/k/a TPG Communications, Inc.)        Delaware
St. Joe Communications, Inc.                        Florida
GTC, Inc.                                Florida
C-R Communications, Inc.                        Illinois
C-R Telephone Company                        Illinois
C-R Long Distance, Inc.                        Illinois
Community Service Telephone Co.                    Maine
Sidney Telephone Company                        Maine
Utilities, Inc.                                Maine
China Telephone Company                        Maine
Maine Telephone Company                        Maine
Standish Telephone Company                        Maine
UI Long Distance, Inc.                        Maine
Berkshire Telephone Corporation                    New York
Berkshire Cable Corp.                        New York
Berkshire Cellular, Inc.                    New York
Berkshire New York Access, Inc.                New York
Chautauqua and Erie Telephone Corporation                New York
Chautauqua & Erie Communications, Inc.                 New York
C & E Communications, Ltd.                        New York
Taconic Telephone Corp.                            New York
Taconic Technology Corp.                        New York
Taconic TelCom Corp.                        New York
The Columbus Grove Telephone Company                Ohio
Quality One Technologies, Inc.                    Ohio
The Germantown Independent Telephone Company            Ohio
Germantown Long Distance Company            Ohio
The Orwell Telephone Company                        Ohio
Orwell Communications, Inc.                        Ohio
Chouteau Telephone Company                        Oklahoma
Bentleyville Communications Corporation                Pennsylvania
BE Mobile Communications, Incorporated                Pennsylvania
Marianna and Scenery Hill Telephone Company                Pennsylvania
Marianna Tel, Inc.                            Pennsylvania

Peoples Mutual Telephone Company                     Virginia
Peoples Mutual Long Distance Company                Virginia
Comerco, Inc.                                Washington
YCOM Networks, Inc.                        Washington
Ellensburg Telephone Company                        Washington
Elltel Long Distance Corp.                        Delaware
Communication Technologies, Inc.                    Maine
MJD Services Corp.                                Delaware
Big Sandy Telecom, Inc.                            Delaware
Bluestem Telephone Company                        Delaware
Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)    Delaware
Odin Telephone Exchange, Inc.                        Illinois
Ravenswood Communications, Inc.                    Illinois
El Paso Long Distance Company                    Illinois
The El Paso Telephone Company                    Illinois
FairPoint Communications Missouri, Inc.                Missouri
Unite Communications Systems, Inc.                    Missouri
ExOp of Missouri, Inc.                         Missouri
FairPoint Carrier Services, Inc.                         Delaware
(f/k/a FairPoint Communications Solutions Corp., f/k/a FairPoint Communications Corp.)
FairPoint Broadband, Inc.                            Delaware
Northern New England Telephone Operations LLC            Delaware
Telephone Operating Company of Vermont LLC            Delaware
Enhanced Communications of Northern New England Inc.        Delaware
FairPoint Logistics, Inc. (f/k/a MJD Capital Corp.)                South Dakota
FairPoint Business Services LLC                        Delaware